SERVICES AGREEMENT

This document sets forth the SERVICES AGREEMENT executed by:

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STRATOS DEL PERÚ S.A.C., identified with Taxpayer’s Registration Number 20515769774, domiciled at Av. Canaval y Moreyra 380 Of. 401, district of San Isidro, province y department of Lima, duly represented by Mr. Carlos Antonio Salas Vinatea, identified with National Identity Card No. 09378202, and by Mr. Julio César Antonio Alonso Lindley, identified with National Identity Card No. 40401999, according to the powers of attorney registered in the Electronic Entry No. 11995912 of the Legal Entities Registry of Lima Registry Office, hereinafter called the “PROVIDED; and, by,

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BIOTECNOLOGÍA DEL PERU SAC, identified with Taxpayer’s Registration Number. 20518174941, domiciled at Av. Manuel Olguín 525 - Interior 200 - Santiago de Surco - Lima - Lima, duly represented by Mr. Carlos Ignacio Valdez Orrego, identified with National Identity Card No. 07637156 according to the powers registered in the Electronic Entry No. 11995912 of the Legal Entities Registry of Lima Registry Office, hereinafter called the “PROVIDER”.

The parties agree to execute this agreement under the following terms and conditions:

FIRST: BACKGROUND

1.1	The PROVIDED is a company devoted to the production and distribution of hydrocarbons elaborated from sugar cane; therefore, the provision of services described in the second clause hereof is required.

1.2	The PROVIDER is a legal entity specialized in the provision of services as described in the Second Clause hereof.

1.3	As complement of his business activities, the PROVIDED contracts the PROVIDER under the terms and conditions pointed out herein.

SECOND: PURPOSE

2.1
The PROVIDER hereby undertakes before the PROVIDED, who accepts, to provide services described in the “Terms of Reference” indicated in Appendix No. 1 hereof, which duly subscribed by the parties makes an integral part of the same.

2.2	Any and all goods, materials and/or equipments that the PROVIDER requires to fulfill his obligations contemplated herein shall be directly acquired by the PROVIDER.

THIRD CLAUSE : TERM

3.1	The term considered to carry out the services will described in the Appendix No. 1 and will counted from the day after the subscription hereof.

3.2
Notwithstanding the term agreed, the PROVIDED shall be able to unilaterally terminate this agreement without stating a cause. In such case, the PROVIDED shall send to the PROVIDER a written communication with fifteen (15) calendar days in advance; after this period of time, this agreement shall be terminated without notice and without any claim, compensation, payment or reimbursement.

3.3
In the event that the PROVIDED decides to terminate this agreement in advance, this one shall carry out the liquidation in collaboration with the PROVIDER in order to determinate the accurate consideration that should be paid to the PROVIDER for the services rendered during the validity of the agreement.

FOURTH: CONSIDERATION

4.1
The PROVIDED undertakes to pay the PROVIDER for the services subject matter hereof, the sum of US $ 98,000.00 (ninety eight thousand and 00/100 USA Dollars) including the applicable taxes. The payment shall be made at the end of the services.

4.2	The PROVIDER undertakes to issue the corresponding payment receipts.

4.3	The parties agree that the sum before indicated includes the expenses for services. Any other additional expenses should be previously approved in writing by the PROVIDED.

4.4	All payments shall be made when the supervisor issues the approval indicated in the Appendix No. 01, Terms of Reference.

4.5	The PROVIDED shall carry out the corresponding deductions from the consideration that should be paid to the PROVIDER in accordance with the current tax regulations.

FIFTH: ASSIGNMENT

5.1
The parties agree regarding this agreement that, the PROVIDER shall not be able to assign neither his rights nor his contractual position, totally or partially, without prior and express approval in writing by the authorized representative of the PROVIDED.

5.2	The PROVIDER hereby expressly authorizes the PROVIDED in advance, so this last one may assign partially or totally any right and/or obligation generated herein, including his contractual position.

5.3
It is expressly established that the assignment agreement shall be valid from the moment that the agreement between the PROVIDED and the grantee is informed to the PROVIDER through a notary’s letter sent to his domicile indicated at the beginning hereof.

5.4
In spite of the fact that it is not necessary for the validity and purposes of this assignment agreement specified in the previous paragraphs, upon request of the PROVIDED and/or the corresponding grantee, the PROVIDER undertakes at the proper time to provide the private and/or public documents and instruments that may be required, so such assignment of rights, duties, or even the assignment of the contractual position regarding this agreement may be fully enforceable by the grantee and the PROVIDER, without any limitation.

SIXTH: PROVIDED’S OBLIGATIONS

By virtue of this agreement the PROVIDED undertakes to:

6.1	Provide the PROVIDER with the necessary facilities, so he may fulfill with the provision of services referred to herein.

6.2	Pay the consideration agreed within the fixed terms to the PROVIDER.

SEVENTH: PROVIDER’S OBLIGATIONS

Likewise, the PROVIDER undertakes to:

7.1	Diligently provide services subject matter hereof according to the terms and conditions established herein and in its appendixes.

7.2	Return the documentation that may have been delivered during the provision of the contracted services.

7.3	Make the necessary coordinations with the PROVIDED in order to carry out the services subject matter hereof.

7.4	Not to subcontract the service subject matter hereof without the approval in writing of the PROVIDED.

7.5	Fulfill the other duties specified herein and in the regulations of the Peruvian Civil Code.

EIGHTH: CONFIDENCIALITY

8.1
The PROVIDER undertakes to keep in strictest confidence all information regarding the PROVIDED or his business, to which the PROVIDER may have had access during the execution hereof. This obligation shall remain in effect in spite of the expiration or termination hereof.

8.2
It is exempted from this regulation, the information that: (a) was public at the moment in which this one was provided to the PROVIDER or if it becomes public due to an event other than a situation of non-fulfillment of the obligations assumed by any party, (b)  the PROVIDER has acquired without assuming a confidential obligation, from other source than the other party, their representatives, officers, employers, subcontractors or consultants; and (c) that should be revealed and/or spread in execution or by order of a law, decree, judgment or mandate of the proper authority in exercise of his legal functions .

NINTH: AMENDMENTS AND TERMINATION OF THE AGREEMENT

9.1
This agreement makes the total agreement between both parties, and shall prevail over any other previous agreement or manifestations, orally or in writing, regarding the purpose of the same. This agreement shall not be able to be modified or amended, except in writing and with the legal representatives’ signature of each party duly authorized. And, it shall not be able to be modified or amended by any other act, document, use or habit.

9.2
Likewise, in the event of non-fulfillment of the obligations assumed herein, the rectification of the non-fulfillment shall be able to be required through a notary office in a term no longer than fifteen (15) calendar days, subject to penalty that the agreement remains terminated without notice.

TENTH: APPLICABLE LAW

The parties expressly agree that, anything not contemplated in this Agreement shall be regulated by the Civil Code and, in general, by the Peruvian legislation.

ELEVENTH: NATURE OF THE AGREEMENT

11.1
The parties expressly establish that this agreement is civil in nature and it does not matter the relationship of any subordination or dependence of the PROVIDER or his employers with the PROVIDED, or with the personnel hired by the PROVIDER.

11.2
Likewise, the PROVIDED is not responsible for the non-fulfillment of the PROVIDER’s obligations in administrative or tax matter or, in general, for the obtaining or renewal of his authorizations, permits, licenses, transfers or others demanded for the development of his business activities.

TWELFT: JURISDICTION AND LEGAL DOMICILE

The parties shall submit to the Judges’ and Courts’ authority of the judicial district of Lima - Cercado, for the interpretation, execution or solution of any conflict or disagreement that may arise from this agreement, expressly relinquishing the jurisdiction of their domiciles.

The parties indicate as their domiciles those ones appearing at the beginning of this document. Therefore, it is understood that those domiciles shall be able to be changed only with a prior notary's communication sent by the interested party ten (10) working days in advance, at least, before the effective change of the domicile.

All communications regarding the agreement and, in general, anything referred to the execution and fulfillment of the same should be sent to the domicile specified above. If these formalities regarding the change of domicile are not observed, the communications sent to the domicile specified at the beginning of this agreement shall be valid.

In witness whereof, this agreement is approved and signed the sixth day of February of the year Two Thousand and Eight.

The PROVIDED    The PROVIDER